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                CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 4, 2001, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-08153 and 811-07707) of AllianceBerstein Real Estate Investment Fund, Inc. (formerly, Alliance Real Estate Investment Fund, Inc.).


ERNST & YOUNG LLP


New York, New York
March 22, 2002




































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